UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):       March 6, 2008 (March 4, 2008)
ABERCROMBIE & FITCH CO.

(Exact name of registrant as specified in its charter)

Delaware	1-12107	31-1469076

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6301 Fitch Path, New Albany, Ohio 43054

(Address of principal executive offices) (Zip Code)
(614) 283-6500

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.
     On March 6, 2008, Abercrombie & Fitch Co. (the “Registrant”) issued a news release reporting net sales and comparable store sales for the four-week period ended March 1, 2008. A copy of the March 6, 2008 news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     In connection with the March 6, 2008 news release, the Registrant made available by telephone a pre-recorded message addressing the Registrant’s net sales and comparable store sales for the four-week period ended March 1, 2008. To listen to this pre-recorded sales message, dial (800) 395-0662, or internationally, dial (402) 220-1262. A copy of the pre-recorded sales message transcript is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.
     On March 4, 2008, the Compensation Committee of the Board of Directors of the Registrant approved a Restricted Stock Unit Award Agreement (the “RSU Award Agreement”) to be used to evidence the grants of restricted stock units (“RSUs”) to Executive Vice Presidents of the Registrant under the 2005 form of Long-Term Incentive Plan. Each RSU evidenced by the RSU Award Agreement represents the right to receive one issued and outstanding share of Class A Common Stock, $0.01 par value, of the Registrant, subject to the restrictions, conditions and other terms set forth in the RSU Award Agreement. The RSU Award Agreement contemplated that the RSUs will vest in installments (which may or may not be equal) beginning on an anniversary of the grant date (which may or may not be the first anniversary of the grant date), subject to the continued employment of the participant by the Registrant or one of its subsidiaries on such vesting date. The RSU Award Agreement also includes provisions which establish performance-based vesting criteria which must be satisfied, in addition to the time-based vesting requirements, in order for the RSUs to become vested. The form of RSU Award Agreement provides for the acceleration of the lapsing of the restriction period if the participant becomes totally disabled or dies while employed by the Registrant or one of its subsidiaries. Upon the retirement of a participant, the Compensation Committee may, but is not required to, shorten or terminate the restricted period applicable to the participant’s RSUs. Except as the Compensation Committee may at any time provide, if the employment of a participant with the Registrant and its subsidiaries is terminated for any other reason prior to the lapsing of the applicable restriction period, the participant’s RSUs will be forfeited to the Registrant. The form of RSU Award Agreement contemplates that unless the Board of Directors of the Registrant or the Compensation Committee provides otherwise prior to a Change in Control, upon a Change of Control, the provisions of Section 9 of the 2005 Long-Term Incentive Plan will govern the treatment of the RSUs. The foregoing summary is qualified in its entirety by reference to the form of RSU Award Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.
     (a) through (c) Not applicable.
     (d) Exhibits:
     The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Award Agreement to be used to evidence the grant of restricted stock units to Executive Vice Presidents of Abercrombie & Fitch Co. and its subsidiaries under the Abercrombie & Fitch Co. 2005 Long-Term Incentive Plan on and after March 4, 2008

99.1	News release issued by Abercrombie & Fitch Co. on March 6, 2008

99.2	Transcript of pre-recorded message of Abercrombie & Fitch Co. addressing net sales and comparable store sales for four-week period ended March 1, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERCROMBIE & FITCH CO.
Dated: March 6, 2008	By:	/s/ Michael W. Kramer
Michael W. Kramer
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated March 6, 2008
Abercrombie & Fitch Co.

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Award Agreement to be used to evidence the grant of restricted stock units to Executive Vice Presidents of
Abercrombie & Fitch Co. and its subsidiaries under the
Abercrombie & Fitch Co. 2005 Long-Term Incentive Plan on and after
March 4, 2008

99.1	News release issued by Abercrombie & Fitch Co. on March 6, 2008

99.2	Transcript of pre-recorded message of Abercrombie & Fitch Co. addressing net sales and comparable store sales for four-week period ended March 1, 2008